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                              Exhibit 10(iii)(B)
                                                                  Conformed Copy

                                                                  March, 1995

Mr. Stephen Mann
Alexander's, Inc.
31 West 34th Street
New York, NY  10001

                              Employment Agreement

Dear Steve:

                 This letter sets forth our agreement regarding the terms of your employment with Alexander's, Inc. and any successor in interest thereto (the "Company") during the Term (as defined below).

                 1.  Term.

                 Initial Term. The term of your employment under this Agreement (the "Term") shall commence on the date (the "Effective Date") on which the Management and Development Agreement between the Company and Vornado Realty Trust (the "Management Agreement") is executed and shall expire immediately following the third anniversary of the Effective Date, subject to earlier termination in accordance with Section 3 below. For the purposes of this Agreement, the twelve-month period commencing on the Effective Date and ending on the first anniversary, and each twelve-month period ending on each subsequent anniversary thereof during the Term, shall be referred to as a "Contract Year".


                 2.       Position; Compensation and Benefits.

                 (a)      Position

                          (i)  During the Term, subject to sub-paragraphs (ii)
and (iii) below, you will serve as Chairman of the Company and shall perform such duties as you may reasonably be directed to perform by the Board of Directors of the Company (the "Board") consistent with your position as Chairman. Such duties shall include, without limitation, monitoring the performance of Vornado Realty Trust under the Management Agreement and reviewing the monthly reports prepared by Vornado Realty Trust.

                          (ii)  To the extent elected or appointed, you agree
to continue to serve the Company as a member of the Board and, if elected or appointed, you will also serve the Company as a director or officer of any of the Company's affiliates or subsidiaries, all without further compensation.
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                          (iii)  Your principal place of employment shall be
the offices of The Clifford Companies in Manhattan, New York, NY, subject to such travel as is necessary to perform your duties hereunder.

                 (b) Salary. Your base salary during the Term will be at the rate of $250,000 per annum and shall be paid to you in accordance with the Company's current payroll practices.

                 (c) Employee Benefits. You shall not be eligible to participate in any medical, life, disability or other insurance program, sick leave program or other employee benefit program of the Company.

                 (d) Expenses. The Company will reimburse you for all business expenses reasonably incurred by you in performance of your duties hereunder (including reimbursement for travel mileage at the maximum permissible federal rates), subject to the receipt of such written documentation of these expenses as the Company may reasonably request.*

                 3.       Termination Provisions.

                 (a) Termination for Cause, Death, Disability; Resignation other than for Good Reason. If, prior to the expiration of the Term, your employment with the Company ends as a result of your death, Disability (as defined below) or a termination of your employment by the Company for Cause (as defined below) or as a result of your resignation other than for Good Reason (as defined below), the Company shall pay you (or in the event of your death, your estate) your base salary through the last day of the month in which such termination occurs. Thereafter, the Company shall have no further obligations to make any payments to you under this Agreement.

                 (b) Termination by the Company Other than For Cause; Resignation for Good Reason. If, prior to the expiration of the Term, your employment with the Company ends as a result of the Company terminating your employment other than for Cause, death or Disability, or as a result of your resignation for Good Reason, the Company shall pay you your base salary accrued through the date of such termination. In addition, the Company shall continue to pay you your base salary (at the rate in effect immediately prior to such termination, and in accordance with the Company's then current payroll practices) until the end of the Term. For the purposes of clarification, any payments made under this Section 3(b) shall not be subject to any obligation on your part to mitigate such payments by seeking alternative employment and shall not be offset or otherwise reduced by any compensation earned by you after the date of your termination or resignation.

------------
*  office, secretary and overhead are not reimbursable
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                 (c)      Definitions.  For purposes of this Paragraph 3, the
following capitalized terms have the meanings set forth below:

                 (i) "Cause" means (A) your willful and continued failure to follow the directions of the Company, (B) your conviction of a felony or (C) any act or omission by you which is injurious in any material respect to the Company and which is the result of your willful misconduct or gross negligence.

                 (ii) "Disability" means permanent disability as such term or a similar term is defined in the Company's long-term disability policy in effect for executives of the Company.

                 (iii) "Good Reason" means any material breach of the terms of this Agreement by the Company.


                 4.       Secrecy.

                 (a) Secrecy. You recognize that the services to be performed by you hereunder are special, unique and extraordinary in that, by reason of your employment hereunder, you may acquire confidential information and trade secrets concerning the operation of the Company or its affiliates or subsidiaries, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you covenant and agree with the Company that you will not at any time, except in performance of your obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly, disclose any secret or confidential information that you may learn or have learned by reason of your association with the Company, or any of its subsidiaries and affiliates. The term "confidential information" includes, without limitation, information not previously disclosed to the public by the Company's management (including information that was disclosed by you or by your family in violation of this Section 4(a)) with respect to the Company's, or any of its affiliates' or subsidiaries' products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's leases, rental agreements, management agreements and valuations), business plans, prospects or opportunities but shall exclude any information already in the public domain.

                 (b) Exclusive Property. You confirm that all confidential information is and shall remain the exclusive property of the Company. In addition, all business records, papers, documents or other materials, including copies, thereof kept or made by you relating to the business of the Company shall be and remain the property of
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         the Company.  Upon the termination of your employment, or upon the request of the Company at any time, you shall promptly deliver to the Company, and shall not without the consent of the Company, retain copies of, any such business records, papers, documents or other materials in your possession.

                 5. Conflicts. You hereby warrant and represent that you are not under any legal or contractual obligation that would conflict in any manner with the obligations and duties you are undertaking herein, and that your execution of this Agreement will not breach any agreement to which you are now a party. You further agree to reimburse and hold the Company and each of its affiliates and subsidiaries and any of their officers and directors harmless for any costs, damages or fees sustained or expended by any of them, as a result of the untruth of the representations or breach of warranties contained in this Section 5.

                 6.       Miscellaneous.

                 (a) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any prior agreement with respect to the terms of your employment and the termination thereof which you may have had with any of the Companies. As of the Effective Date hereof, all understandings and agreements, whether formal or informal, written or oral, between you and any of the Companies regarding your employment or service as an employee or officer of the Companies shall be terminated and of no further force and effect.

                 (b) Tax Withholding. All amounts paid to you hereunder shall be subject to applicable federal, state and local taxes and other withholding.

                 (c) Amendment. This Agreement may be amended only by a written document signed by the parties hereto.

                 (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                *    *    *    *
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                 Your signature on the line below constitutes your agreement with each provision contained herein.

                                        ALEXANDER'S, INC.



                                        By:    /s/ Brian Kurtz
                                           -------------------------------
                                           Title: Executive Vice President


ACKNOWLEDGED, AGREED AND UNDERSTOOD:

/s/ Stephen Mann
-------------------------------
Stephen Mann


Dated:    2/9/95
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